SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2016

DETERMINE, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

615 West Carmel Drive, Suite 100

Carmel, Indiana 46032

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the stockholders (the “Annual Meeting”) was held on August 11, 2016. The following matters were voted on at the Annual Meeting. The matters are more fully described in the Company’s Definitive Proxy Statement for the 2016 Annual Meeting, as filed with the SEC on July 7, 2016 (the “Proxy Statement”).

1.

Election of Directors. The six nominees named in the Proxy Statement were elected with the following votes to the Company’s Board of Directors, to serve until the Company’s 2017 Annual Meeting, or until their successors are elected and qualified:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Michael Brodsky	4,133,279	47,068	510	1,917,533
Patrick Stakenas	4,150,696	30,151	10	1,917,533
Alan Howe	3,919,226	261,203	428	1,917,533
J. Michael Gullard	4,039,676	140,753	428	1,917,533
Lloyd Sems	4,063,757	117,090	10	1,917,533
Michael J. Casey	4,134,249	46,180	428	1,917,533

2.

The proposal to ratify the appointment of Armanino LLP (“Armanino”) as the Company’s independent public accountants for the fiscal year ending March 31, 2017. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,067,705	30,234	451	0

3.	The non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,107,038	73,266	553	1,917,533

4.

The proposal to ratify an amendment (the “Amendment”) to the Determine, Inc. 2015 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 2,500,000 shares from 1,500,000 to 4,000,000. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,703,276	477,171	410	1,917,533

The Determine, Inc. 2015 Equity Incentive Plan, as amended by the Amendment, is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein. The description of the Amendment above is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Determine, Inc. 2015 Equity Incentive Plan, as amended by Amendment Number 1 to the Determine, Inc. 2015 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2016

DETERMINE, INC. By: /s/ John Nolan Name: John Nolan Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Determine, Inc. 2015 Equity Incentive Plan, as amended by Amendment Number 1 to the Determine, Inc. 2015 Equity Incentive Plan.